Exhibit 5.1

Reed Smith LLP

Reed Smith Centre

225 Fifth Avenue

Suite 1200

Pittsburgh, PA 15222

412.288.3131

Fax 412.288.3063

April 21, 2010

iGATE Corporation

6528 Kaiser Drive

Fremont, CA 94555

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by iGATE Corporation, a Pennsylvania corporation (the “Company”) of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, pursuant to which the Company is registering an aggregate amount of $6,736,000 of the Company’s Common Stock, $0.01 par value, to be sold by certain selling shareholders (the “Shares”), which are in addition to the 4,000,000 shares to be sold by certain selling shareholders as referenced in our opinion dated October 21, 2009, filed as Exhibit 5.1 to that certain Registration Statement (File No. 333-162606) filed with the Securities and Exchange Commission on October 21, 2009.

As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

In rendering the foregoing opinion, we have not examined the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and federal laws of the United States of America and the foregoing opinion is limited to such laws. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the accompanying prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Reed Smith LLP

JJB